EXHIBIT 32(a)

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                             OF 99 CENTS ONLY STORES


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K/A (the "Report") for the period ended December 31, 2003 of 99 Cents Only Stores (the "Issuer").

I, David Gold, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

     (i)  the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Dated: April 2, 2004



                              /s/  David Gold
                              -----------------
                              Name:  David Gold
                              Title:  Chief Executive Officer